Exhibit 99.1

Phibro Animal Health Corporation Completes Acquisition of Zoetis’ Medicated Feed Additive Product Portfolio and Certain Water-Soluble Products

TEANECK, N.J. October 31, 2024 (Business Wire) -- Phibro Animal Health Corporation (Nasdaq: PAHC) today announced the successful completion of the acquisition of the medicated feed additive product portfolio and certain water-soluble products from Zoetis Inc. (NYSE:ZTS). This acquisition marks a significant step in furthering Phibro’s purpose to optimize global animal health and nutrition for better lives and a more sustainable world.

“Adding this new lineup of medicated feed additives and water-soluble products across cattle, swine and poultry will complement and expand Phibro’s species and product portfolios, helping customers meet the highest standards of animal care, prevent disease, and enhance nutrition around the world.” said Jack C. Bendheim, Chairman, President and Chief Executive Officer of Phibro Animal Health Corporation. “These products fit Phibro’s core competencies and capabilities while complementing our current lineup of vaccines, nutritional specialties and mineral nutrition.”

The acquisition includes a product portfolio with more than 37 product lines sold across approximately 80 countries, six manufacturing sites in the U.S., Italy and China, and a team of more than 300 employees who primarily support the manufacturing and distribution activities of the business. The agreement to acquire the business was announced on April 28, 2024.

The portfolio is expected to boost Phibro’s profitability and EBITDA margin and be accretive to its Adjusted Earnings Per Share. Additional financial details will be provided during our Q1 earning call on November 7th.

“This is a win-win-win,” noted Larry Miller, Phibro’s Chief Operating Officer. “For our customers, it broadens the solution options and expertise that Phibro brings to support animal health globally; for consumers, it helps continue to ensure that food is produced safely and sustainably; and for our investors, it expands and diversifies our revenue base, ultimately generating funding to support future investment in additional fast-growing animal health product categories.”

About Phibro Animal Health Corporation
Phibro Animal Health Corporation is a leading global diversified animal health and nutrition company. We strive to be a trusted partner with livestock producers, farmers, veterinarians, and consumers who raise or care for farm and companion animals by providing solutions to help them maintain and enhance the health of their animals. For further information, please visit www.pahc.com.

Forward-Looking Statements

DISCLOSURE NOTICES

Forward-Looking Statements: This communication contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical or current fact included in this communication are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These statements are not guarantees of future performance or actions. If one or more of these risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Phibro expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements” and “Risk Factors.” These filings and subsequent filings are available online at www.sec.gov, www.pahc.com, or on request from Phibro.

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Contact for Phibro Animal Health Corporation

Phibro Animal Health Corporation
Glenn C. David
Chief Financial Officer
+1-201-329-7300
investor.relations@pahc.com